UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2022

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware		001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2605 Meridian Parkway, Suite 200
Durham,	North Carolina		27713
(Address of Principal Executive Office)			(Zip Code)
Registrant's telephone number, including area code: (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On December 12, 2022, the Board of Directors (the “Board”) of Avaya Holdings Corp. (the “Company”) appointed Jill K. Frizzley to serve on the Board, effective as of December 13, 2022. She will serve as a director until her successor has been elected and qualified, subject to her earlier death, resignation, retirement, disqualification or removal.

Ms. Frizzley was appointed to the Board following her nomination by RingCentral, Inc. (“RingCentral”). Pursuant to the Investor Rights Agreement between the Company and RingCentral (the “Investor Rights Agreement”) dated October 31, 2019, RingCentral is entitled to nominate one person for appointment to the Company’s Board for so long as they continue to beneficially own a minimum number of shares of the Company’s common stock (including shares issued upon conversion of the Company’s Series A Convertible Preferred Stock held by Ring Central.) In addition, as contemplated in the Investor Rights Agreement, Ms. Frizzley will serve as a non-voting observer on the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Ms. Frizzley, who is 47 years old, is the president of Wildrose Partners, LLC, an independent consultant company providing governance and related advisory services to corporations, a position she has held since June 2019. From 2016 through May 2019, Ms. Frizzley served as Counsel in the Business Finance and Restructuring Group at the law firm of Weil, Gotshal & Manges LLP. Ms. Frizzley currently serves as an independent director on the board of directors of several companies, including Envision Healthcare Corporation, Voyager Digital, LLC, Independent Pet Partners and K&N Engineering.

There are no family relationships between Ms. Frizzley and any director or executive officer of the Company, nor are there any transactions between Ms. Frizzley or any member of her immediate family and the Company that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission (the “SEC”).

Ms. Frizzley will be eligible to receive the cash and non-cash non-employee director compensation described in the Compensation Discussion & Analysis (“CD&A”) in the Company’s proxy statement on Schedule 14A filed with the SEC on January 18, 2022. In addition to that compensation, RingCentral will supplement the annual cash retainer and non-cash compensation which Ms. Frizzley will receive from the Company so that she will receive an aggregate of $30,000 per month for her service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: December 16, 2022	By:	/s/ Rebecca A. Roof
	Name:	Rebecca A. Roof
	Title:	Interim Chief Financial Officer